EXHIBIT 99.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”), dated as of December 27, 2006, by and between Arkados Group, Inc., a Delaware corporation (the “Company”), and Barbara Kane-Burke (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive desire to enter into this Agreement as to the terms of Executive’s employment with the Company;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.  Term of Employment.  Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive as VP of Finance and Controller, and the Executive hereby agrees to serve the Company in such capacity for the term commencing on January 15, 2007 (the “Effective Date”) and ending December 31, 2007 (the “Initial Employment Term”), unless sooner terminated as provided herein.  Subject to Section 6 hereof, the Initial Employment Term shall be automatically extended for additional successive one (1) year periods (each, an “Additional Employment Term”) unless the Company or Executive gives written notice of non-renewal to the other at least sixty (60) days prior to the expiration of the Initial Employment Term or then Additional Employment Term (“Non-Renewal Notice”).  The Initial Employment Term and the Additional Employment Term(s) collectively shall be referred to herein as the “Employment Term.”

2.  Positions/Duties.

(a)  Executive shall serve as VP of Finance and Controller of the Company, and shall perform such duties, consistent with her positions, as are assigned to the Executive from time to time by the Company’s principal executive officer (“CEO”) and the Company’s Board of Directors (“Board”).  On or before March 30, 2007, the Board shall determine whether the Executive shall assume the duties and title of Chief Financial Officer and the Executive will accept such responsibilities, if so assigned, including those relating to the certification of periodic reports filed by the Company with the U.S. Securities and Exchange Commission.

(b)  Executive shall report to the CEO. The Executive, at the reasonable request of the Board of Directors of CDK (the “Board”), shall serve as an officer or director of the Company or its subsidiaries and other entities in which the Company has significant interest.

(c)  During the Employment Term, except during vacation periods or absences due to temporary illness, Executive shall devote all of her business time and efforts to the performance of her duties hereunder; provided, however, the Executive shall be permitted, to the extent that such activities do not create a conflict of interest with the Company or materially interfere with the performance of her duties and responsibilities hereunder, to manage her personal and family financial affairs and to serve on civic, not-for-

profit or charitable industry boards and advisory committees.  Executive may not serve on any other boards of for-profit companies or advisory committees without obtaining the prior written consent of the Board, which consent may be unreasonably withheld for any reason in the Board’s sole discretion.  Except for business trips that shall be necessary or desirable in the Company’s business, the Executive shall perform her duties and responsibilities hereunder at the principal offices of the Company, or at such other locations as the CEO reasonably deems necessary for the proper performance of such duties and responsibilities.

3.  Compensation.  For all services to be rendered by the Executive in any capacity during the Employment Term, including, without limitation, services as an employee, officer, director or member of any committee of the Company and its direct or indirect subsidiaries, divisions and affiliates, including duties of a chief financial officer of a public company, the Executive shall be paid the following compensation:

(a)  Base Salary.  During the Employment Term, the Company shall pay the Executive a base salary at the annual rate of  $135,000 (“Base Salary”), which shall be payable in accordance with the usual payroll practices of the Company.

(b)  Discretionary Bonus.   At the sole discretion of the Board, the Executive may receive a bonus based upon performance.

(c)  Stock Options.  Executive will be granted the following non-qualified stock options pursuant to the Company’s 2004 Stock Option and Restricted Stock Option Plan, or if such plan at the time of grant no longer has shares eligible for grant, such other plan as the Company then adopts that permits the issuance of non-qualified stock options (the “Plans”):

(i)  An initial seven-year option (the “Bonus Option”) to purchase up to 100,000 shares of CDK common stock at an exercise price fixed as the fair market value of the Company’s common stock on the day preceding the grant.  This initial option shall vest and shall be exercisable by Executive in accordance with the Plans as follows:  33,333 on and after the first anniversary of the Effective Date, 33,333 on and after the second anniversary of the Effective Date, and 33,334 on and after the third anniversary of the Effective Date.

(ii)           The Board, in its sole discretion, may grant such additional options to Executive as it deems appropriate.

(d)  Incentive Compensation.  During the Employment Term, the Executive shall be eligible to receive an annual discretionary bonus based on the attainment of performance goals reasonably established by the Board (or the Compensation Committee thereof), in its sole discretion.

4.  Executive Benefits and Vacation.

(a)  During the Employment Term, the Executive shall be entitled to participate in all Executive benefit plans, fringe benefits and perquisites generally provided to senior Executives of the Company, and to the same extent as any and all Executive benefit programs of the Company from time to time in effect are generally available to the

Company’s senior executive, including, but not limited to health (which shall include an annual physical and which shall cover the Executive’s dependents and a 401(k) plan, when available.  The waiting period for health insurance will be waived, or if it cannot under the terms of the Company’s plan be waived, the Company will bear the cost of continuing Executive’s former employer’s coverage pursuant to COBRA.

(b)  During the Employment Term, the Executive shall be entitled to three weeks paid vacation each calendar year in accordance with the Company’s policies in effect from time to time.  Up to five unused vacation days may be carried forward to the following year of the Term and salary for up to five unused days shall be payable upon the Termination or Expiration of this Agreement. Such vacation days shall be used at times and dates reasonably acceptable to the Company and the Executive.

5.  Business Expenses.  The Company shall reimburse Executive for the reasonable travel, entertainment and other business expenses incurred by Executive in the performance of her duties hereunder, in accordance with the Company’s normal expense reimbursement policies applicable to its Executives in general and to Executives of the same or equivalent rank.

6.  Termination.

(a)  The employment of the Executive under this Agreement shall terminate upon the earliest to occur of any of the following events:

(i)  the death of the Executive;

(ii)  the termination of the Executive’s employment by the Company due to the Executive’s Disability pursuant to Section 6(b) hereof;

(iii)  the termination of employment following a Change of Control without cause pursuant to Section 6(c) hereof;

(iv)  the voluntary resignation by the Executive pursuant to Section 6(d) hereof;

(v)  the termination of the Executive’s employment by the Company for Cause pursuant to Section 6(e) hereof;

(vi)  the termination of the Executive’s employment by the Company without Cause pursuant to Section 6(f) hereof; or

(vii)  at the end of the Employment Term following the giving of a timely Non-Renewal Notice by either party.

(b)  Disability.  If by reason of physical or mental illness or incapacity the Executive has been unable to carry out her material duties pursuant to this Agreement (with reasonable accommodation) for more than 90 consecutive days during any rolling 12-month period, the Company may terminate Executive’s employment for “Disability.”  Such termination shall be upon 30 days written notice given within a reasonable time following the Executive’s Disability.

(c)  Termination on Change of Control.  The Executive’s employment hereunder may be terminated by the Company (or an entity that is a successor to the Company) by written notice to the Executive upon the occurrence of a Change of Control. For purposes of this Agreement, “Change of Control” means (i) the acquisition, directly or indirectly, following the date hereof by any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), in one transaction or a series of related transactions, of securities of the Company representing in excess of fifty percent (50%) of the combined voting power of the Company’s then outstanding securities if such person or her or its affiliate(s) do not own in excess of 50% of such voting power on the date of this Agreement, or (ii) the sale or transfer by the Company (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of its business and/or assets in one transaction or series of related transactions (other than a merger effected exclusively for the purpose of changing the domicile of the Company).

(d)  Voluntary Resignation by the Executive without Good Reason.  The Executive may voluntarily resign without Good Reason upon 60 days prior written notice to the Company.

(e)  Termination for Cause.  (i) The Company may terminate this Agreement for Cause by giving written notice in accordance with subsection (ii) below within 15 days after the occurrence of the Cause event, unless such circumstances are fully corrected by the Executive as provided in subsection (ii) below.  For purposes of this Agreement, the term “Cause” shall mean any of the following acts or events:  (A) the Executive’s gross negligence, gross dereliction of duty, willful misconduct or repeated material failure of Executive to render services to the Company in accordance with her assigned duties; (B) the Executive’s conviction of, or plea of nolo contendere, to a felony (other than a felony involving a traffic violation); (C) the Executive’s disloyalty, dishonesty or the commission by Executive of an act of fraud, embezzlement or willful disregard of the rules or policies of the Company, any of which results in loss, damage or injury to the Company, whether directly or indirectly; (D) a material breach by the Executive of any provision of this Agreement or any other material breach of any agreement entered into with the Company; (E) sexual harassment by the Executive which has been reasonably substantial and in violation of the Company’s then existing policy regarding sexual harassment and substantiated by an independent investigation of an investigator mutually selected by the Company and the Executive. In the event the parties are unable to mutually agree upon an investigator to conduct the investigation, then the Company shall select an investigator, the Executive shall select and investigator and the investigators selected by the Company and the Executive shall mutually select a third investigator. The mutually selected investigator selected by the Company and the Executive, or in the event the Company and Executive were unable to agree on an investigator, the three investigators shall cause to be conducted a full and complete investigation into the allegations of sexual abuse, using generally accepted investigatory procedures, to determine the validity of the sexual harassment allegations and render a written report to both the Company and the Executive. In the event the independent investigation determines that the Executive engaged in reasonably substantial sexual harassment in violation of the Company’s then existing policy regarding sexual harassment, such determination shall constitute “cause” for termination; (F) the willful and malicious physical destruction of substantial property or asset(s) of the Company by, or caused by, the Executive; (G) appropriation of business opportunities of the Company by the Executive for the direct or indirect personal gain of the Executive or members of her family without the prior written consent of the Board; or (H) the Executive causing the Company to enter into transactions or arrangements with the Executive, in her capacity as an individual and not as an Executive of the Company, or a person or entity affiliated therewith, which results in direct or indirect personal gain to the Executive or members of her family without the prior written consent of the Board, provided, however, that this shall not include the employment of the Executive by the Company or its affiliates.  For purposes of this paragraph, no act, or failure to act, on the Executive’s part shall be considered “willful” unless such act, or failure to act, is in bad faith or without reasonable belief that her action or omission was in the best interests of the Company.

(ii)  The Company shall provide the Executive with a written notice of termination for Cause, which shall indicate the specific termination provision in subsection (i) relied upon and shall set forth in reasonable detail the facts and circumstances which provide for a basis for termination for Cause.  The date of termination for a termination for Cause shall be the date indicated in the notice of termination.  The Executive shall have 15 days from the receipt of such notice of termination to cure the facts and circumstances leading to the giving of such notice.

(f)  Termination without Cause.  Except as otherwise provided herein, the Company may terminate the Executive’s employment upon 30 days prior written notice to the Executive for reasons other than Cause (and other than by reason of the Executive’s Disability).

7.  Consequences of Termination of Employment.

(a)  Death.  If the Executive’s employment is terminated by reason of the Executive’s death, the Employment Term shall terminate without further obligations to the Executive’s legal representatives under this Agreement except for:  (i) any bonus if declared or earned but not yet paid for a completed fiscal year (the “Unpaid Bonus”), any amount of Base Salary earned but unpaid, through the date of the Executive’s death, and any unreimbursed business expenses payable pursuant to Section 5, which amounts shall be promptly paid in a lump sum to Executive’s estate (collectively the “Accrued Amounts”); and (ii) any other amounts or benefits owing to the Executive under the then applicable Executive benefit or equity plans of the Company in accordance with the terms of such plans.

(b)  Disability.  If Executive’s employment is terminated by the Company by reason of the Executive’s Disability, the Executive shall be entitled to receive the payments and benefits provided for in subsection (c) below.

(c)  Termination as a Result of a Change of Control.  If the Executive’s employment is terminated by the Company following a Change of Control without cause, then the Executive shall receive the following payments and benefits from the Company: (A)

continued payment of the Executive’s Base Salary in effect at the date of termination for three (3) months, which shall be payable in equal, consecutive monthly installments commencing on the date of termination; (B) payment of the Executive’s (and her dependents’) Consolidated Omnibus Budget and Reconciliation Act of 1985, as amended (“COBRA”) coverage premiums to the extent, and so long as, they remain eligible for COBRA for up to three (3) months, provided, however, such payments shall cease if the Executive becomes eligible to receive medical coverage from a subsequent employer; and (C) any other amounts or benefits owing to the Executive under the then applicable Executive benefit or equity plans of the Company, in accordance with the terms of such plans.  The Executive shall also promptly receive the Accrued Amounts from the Company.

(d)  Termination for Cause; Voluntary Resignation; or Non-Extension of Employment Term.  If the Executive’s employment hereunder is terminated by the Company for Cause, by the Executive without Good Reason or as a result of non-extension of the Employment Term, the Executive shall be entitled to receive only the Accrued Amounts from the Company.  The Executive’s rights under all Executive benefit and equity plans shall be determined in accordance with the applicable plan.

8.  No Mitigation; No Offset.  In the event of any termination of employment hereunder, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain.  Any amounts due under Section 9 are in the nature of severance payments and are not in the nature of a penalty.  Such amounts are inclusive, and in lieu of, any amounts payable under any other salary continuation or severance arrangement of the Company and to the extent paid or provided under any other such arrangement, shall be offset from the amount due hereunder.

9.  Restrictive Covenants.  Executive acknowledges and agrees that as a result of her employment by the Company, the Executive will have the opportunity to obtain confidential information as to the Company and its affiliates, that they will suffer substantial damage, which would be difficult to ascertain, if the Executive should use such confidential information, and that because of the nature of the information that will be known to the Executive it is necessary for the Company and its affiliates to be protected by the confidentiality restrictions set forth herein.  Executive further acknowledges and agrees with the Company that, as a result of her employment by the Company, the Executive will have the opportunity to develop relationships with existing Executives, customers and other business associates of the Company, which relationships constitute “goodwill” of the Company and its affiliates, and the Executive acknowledges and agrees that the Company and its affiliates would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such “goodwill.”

(a)  Confidential Information.  During and after the Employment Term, the Executive shall not (except in connection with the performance of her duties hereunder) disclose to any third-party any Confidential Information (as defined below) relating to the Company or its affiliates (and their respective businesses) that was obtained by the Executive during her employment by the Company, and shall not use such Confidential Information for her own benefit if such use would violate the provisions of Section 9(d).  For purposes of this Agreement, Confidential Information means: (i) any information which is proprietary or unique to the Company or its affiliates (or their businesses), whether or not identified as being confidential, including, but not limited to, trade secret information, matters of a technical nature such as processes, systems, functional specifications, blueprints, computer programs, know-how, improvements, discoveries, designs, inventions, devices, techniques, data and formulas, research subjects and results; (ii) information of a strategic nature, including, but not limited to, any information with respect to marketing methods, plans and strategies, distribution channels, forecasts, products, operations, revenues, unpublished financial statements, expenses, budgets, projections, profits, sales, key personnel, customers (including customer lists and customer contacts), suppliers, costs and pricing policies; (iii) information as to Executives and consultants, including, but not limited to, capabilities, competence, status with the Company and compensation levels; and (iv) any information, whether communicated to Executive in written, electronic or oral form, where the Company or an affiliate has indicated the confidential nature of such information to the Executive.  Confidential Information shall not include information: (x) that is otherwise public knowledge or known within the applicable industry, (y) that has become available to the Executive on a non-confidential basis from a source which is not prohibited from disclosing such information to the Executive by a legal, contractual or fiduciary obligation to the Company, or (z) compelled to be disclosed pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter.  In the event the Executive is compelled by order of a court or other governmental or legal body to communicate or divulge any Confidential Information other than as permitted herein, the Executive shall promptly notify the Company’s General Counsel or Board of any such order so that the Company may seek a protective order.

(b)  Return of Company Property.  Upon termination of the Executive’s employment with the Company, or at any time as the Company may request, the Executive shall promptly deliver to the Company, as requested, all documents (whether prepared by the Company, an affiliate, the Executive or a third party) relating to the Company, any affiliate of the Company or any of their businesses or property, which were delivered to or acquired by the Executive by or on behalf of the Company or any of its affiliates, but other than documents provided to the Executive in her capacity as a participant in any Executive benefit plan of the Company and any agreement by and between Executive and the Company with regard to the Executive’s employment or severance.

(c)  Non-Competition.  During the Employment Term and for the one-year period immediately thereafter (the “Covenant Period”), Executive shall not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, Executive, director, joint venturer, investor, lender, consultant or in any capacity whatsoever, engage in any Competitive Activity within the United States and any other geographical area in which the Company or any of its affiliates is then engaged in a Competitive Activity.  As used herein, “Competitive Activity” means researching, designing, manufacturing, marketing, or selling semiconductors for high-speed transmission of multimedia, voice, and data traffic over AC electrical wires or any related business activity which the Company or its affiliates begins within 6 months after the end of the Employment Term.  Nothing herein shall prevent the Executive from: (i) a passive ownership interest of not more than three percent (3%) of the total outstanding stock of a publicly held company; or (ii) engaging in any Competitive Activity with the prior written consent of the Board.

(d)  Non-solicitation/Nondisparagement.  Executive agrees that during the Covenant Period, the Executive shall not, directly or indirectly, either for himself or for any other person or entity: (i) hire, retain, recruit, solicit or induce any non-clerical Executive of the Company or any affiliate to terminate (or otherwise reduce) their relationship with the Company or any affiliate; (ii) solicit or induce any person or entity (including, without limitation, any customer or supplier) to terminate, or otherwise to cease, reduce, or diminish in any way its relationship (or prospective relationship) with the Company or any affiliate; or (iii) make any disparaging statements concerning the Company or any affiliate or their officers, directors or Executives, to the public or any vendor, supplier, customer, distributor, Executive, consultant or other business associate of the Company or affiliate of the Company.  During the Covenant Period, neither the Company nor its affiliates shall make any disparaging statements concerning the Executive to the public or any vendor, supplier, customer, distributor, Executive, consultant or other business associate of the Company or affiliate of the Company.

(e)  Injunctive Relief, etc.  Executive understands that the foregoing restrictions may limit the Executive’s ability to earn a livelihood in a business similar to the business of the Company, but the Executive nevertheless believes that the Executive will receive sufficient consideration and other benefits as provided hereunder to clearly justify such restrictions which, in any event (given the Executive’s education, skills and ability), the Executive does not believe would prevent her from otherwise earning a living.

(f)  Notwithstanding the foregoing, if at any time a court holds that the restrictions provided herein are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court shall be substituted for the stated period, scope or area provided herein.

(g)  In the event of a breach or potential breach of this Section 9, the Executive acknowledges that the Company and its affiliates will be caused irreparable injury and that money damages may not be an adequate remedy and agree that the Company and its affiliates shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this Section 9 enforced.  In the event of a material breach of this Section 9 by the Executive, the Executive shall pay to the Company, as liquidated damages, an amount equal to the payments, if any, made to the Executive received pursuant to Section 7 (other than Accrued Amounts), and neither party shall have any further obligation to the other party under this Agreement.

10.  Assignment of Inventions.

(a)  The Executive acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products or developments, whether patentable or unpatentable, that relate to the Executive’s work with the Company, made or conceived by the Executive, solely or jointly with others, while employed by the Company (collectively,

“Inventions”), shall belong exclusively to the Company (or its designee), whether or not patent applications are filed thereon; provided that any such Inventions which are made, disclosed, reduced to tangible or written form or description or are reduced to practice by the Executive any time within one year after the Employment Term and which pertain to the business carried on or products or services being sold or developed by the Company or any of its affiliates at the time of the expiration or termination of the Employment Term and which were, or are derived from, Inventions worked on or developed by the Executive while employed by the Company, shall be presumed to have been made during such employment.

(b)  The Executive shall assign to the Company such Inventions and all patents that may issue thereon in any and all countries, whether during or subsequent to the Employment Term, together with the right to file, in the Executive’s name or in the name of the Company (or its designee), applications for patents and equivalent rights (the “Applications”).  The Executive shall, at any time during and subsequent to the Employment Term, make such applications, sign such papers, take all rightful oaths, and perform all acts as may be reasonably requested from time to time by the Company with respect to the Inventions, and the Executive shall also execute assignments to the Company (or its designee) of the Applications, and give the Company and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for its benefit; provided, however, the Executive shall be reasonably compensated for her time and reimbursed for any out-of-pocket expenses incurred (including reasonable attorneys’ fees)  in rendering such assistance or giving or preparing to give such testimony.  The Executive shall also provide any information, such as passwords or codes, necessary to allow the Company to fully utilize its property.

(c)  The Inventions will be deemed Work for Hire, as such term is defined under the copyright law of the United States, on behalf of the Company, and the Executive agrees that the Company will be the sole owner of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to the Executive.  If the Inventions, or any portion thereof, are deemed not to be Work for Hire, the Executive hereby irrevocably conveys, transfers and assigns to the Company, all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including without limitation, all of the Executive’s rights, title and interests in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including without limitation, all rights of any kind or any nature now or hereafter recognized, including without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including without limitation the right to receive all proceeds and damages therefrom.  In addition, the Executive hereby waives any so-called “moral rights” with respect to the Inventions.

(d)  The Executive hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents that may issue thereon, including, without limitation, any rights that would otherwise accrue to the Executive’s benefit by virtue of the Executive being an Executive of, or other service provider to, the Company.

11.  Cooperation.                               The Executive agrees that during, and within two (2) years after, the Employment Term, the Executive shall, at the reasonable request of the Company, render cooperation that is necessary or advisable, in the Company’s good faith discretion, in connection with any litigation or claim involving the Company (or any affiliate) or any of their directors, officers, Executives, shareholders, agents, representatives, consultants, clients or vendors, in which the Executive may have knowledge of the subject matter of the dispute; provided that the Company shall reasonably compensate the Executive for her time, and reimburse the Executive for any out-of-pocket expenses (including reasonable attorneys’ fees) incurred, in connection with such cooperation.

12.  Arbitration.

All disputes and controversies arising under or in connection with this Agreement, other than the seeking of injunctive or other equitable relief pursuant to Section 9 hereof, shall be settled by arbitration conducted before one (1) arbitrator sitting in Somerset County, New Jersey, or such other location agreed by the parties hereto, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect.  The determination of the arbitrator shall be final and binding on the parties.  Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.  All expenses of such arbitration, including the fees and expenses of the counsel of the Executive, shall be borne by each respective party.

13.  Miscellaneous.

(a)  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws.

(b)  Entire Agreement/Amendments.  This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company and supersedes any prior agreements between the Company and Executive regarding same.  There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein and therein.  This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c)  No Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any such waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

(d)  Assignment.  This Agreement shall not be assignable by Executive, provided that any amount due Executive hereunder shall, in the event of her death, be paid to her estate or her designated beneficiary.  This Agreement shall be assignable by the Company only to an acquirer of all or substantially all of the assets of the Company, provided such acquirer promptly assumes all of the obligations hereunder of the Company in a writing delivered to the Executive.

(e)  Successors; Binding Agreement; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees legatees and permitted assignees of the parties hereto.

(f)  Communications.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given: (i) when faxed or personally delivered or (ii) one (1) business day after being sent by reputable “overnight” courier, postage prepaid, addressed to the addresses set forth below or to such other address as any party may have furnished to the other in writing in accordance herewith.  Notice of change of address shall be effective only upon receipt.

If to the Executive, to

Barbara Kane-Burke
__________________
__________________
Fax: ______________

If to the Company, to:

Arkados Group, Inc.
220 Old New Brunswick Road, Suite 202
Piscataway, NJ  08854
Fax:  (732) 465-9600

with a copy to:

Sommer & Schneider LLP
595 Stewart Avenue, Suite 710
Garden City, NY  11530
Fax:  (516) 228-8211

(g)  Withholding Taxes.  The Company may withhold from any and all amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

(h)  Survivorship.  The respective rights and obligations of the parties hereunder, including, without limitation, Sections 9 and 11 hereof, shall survive the termination of the Executive’s employment to the extent necessary to the agreed preservation of such rights and obligations.

(i)  Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(j)  Headings.  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ARKADOS, INC.

/s/ Oleg Lognivov
By: ______________________________
       Name:  Oleg Logvinov
       Title:     President

/s/ Barbara Kane-Burke
______________________________
Barbara Kane-Burke